    As filed with the Securities and Exchange Commission on January 22, 1997
                         Registration No. 333-________

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   __________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    _________

                          BARRINGER LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              84-0951626
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                        15000 WEST 6TH AVENUE, SUITE 300
                           GOLDEN, COLORADO 80401-5047
                                 (303) 277-1687
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   __________

                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                        1989 INCENTIVE STOCK OPTION PLAN
                             CONSULTANT STOCK OPTION
                           (Full titles of the plans)
                                   __________

                          COPIES OF COMMUNICATIONS TO:

    REID A. GODBOLT, ESQ.                  ROBERT H. WALKER, PRESIDENT
    JONES & KELLER, P.C.                   15000 WEST 6TH AVENUE, SUITE 300
    1625 BROADWAY, SUITE 1600              DENVER, COLORADO 80401-5047
    DENVER, COLORADO 80202                 (303) 277-1687
    (303) 573-1600

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                   __________

                          CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                         Proposed
                                          Amount    Proposed maximum      maximum       Amount of
  Title of each class of                  to be      offering price      aggregate     registration
securities to be registered             registered    per share (1)   offering price     fee (1)
---------------------------------------------------------------------------------------------------
 1989 Incentive Stock Option Plan
 - Common Stock, $.01 Par Value             74,000       $.90            $66,600           $23
 - Common Stock, $.01 Par Value             80,000      $1.00            $80,000           $28
 - Common Stock, $.01 Par Value             46,000      $2.00 (2)        $92,000           $32
---------------------------------------------------------------------------------------------------
 Non-Qualified Stock Option Agreements
 - Common Stock, $.01 Par Value             25,000       $.90            $22,500            $8
 - Common Stock, $.01 Par Value            110,000      $1.00           $120,000           $41
 - Common Stock, $.01 Par Value             25,000      $1.63            $40,750           $14
---------------------------------------------------------------------------------------------------
 Consultant's Stock Option
 - Common Stock, $.01 Par Value             24,000      $1.06            $25,440            $9
---------------------------------------------------------------------------------------------------
 Total                                     384,000                      $447,290          $155
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Filing fee as calculated pursuant to Rule 457(h) of the Securities Act of 1933.

(2) The average of the bid and asked price of the common stock on January 20, 1997 was $2.00.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                          BARRINGER LABORATORIES, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENTS
                        1989 INCENTIVE STOCK OPTION PLAN
                             CONSULTANT STOCK OPTION

          Cross Reference Sheet for Prospectus Pursuant to Rule 404(a)

Form S-8
ITEM NO.  ITEM CAPTION                       HEADING IN PROSPECTUS
--------  ------------                       ---------------------
   1      Information Required in the        Information Required in the
          Section 10(a) Prospectus           Section 10(a) Prospectus

   2      Registrant Information and         Incorporation of Documents by
          Employee Plan Annual Information   Reference

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Note: The document(s) containing the information regarding the various plans required by Item I of Form S-8 and the statement of availability of Registrant information will be sent or given to persons as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                        PROSPECTUS DATED JANUARY 22, 1997

                          BARRINGER LABORATORIES, INC.
                                  _____________

                          COMMON STOCK, $.01 PAR VALUE
                              UP TO 128,800 SHARES
                                  _____________

     This Prospectus relates to the offering of 128,800 shares of Common Stock, $.01 par value ("Common Stock") of Barringer Laboratories, Inc. (the "Company") by seven selling stockholders (the "Selling Stockholders"). See "Selling Stockholders." The Common Stock to which this Prospectus relates was issued pursuant to the Company's 1989 Incentive Stock Option Plan, certain Non-Qualified Stock Option Agreements issued to Directors of the Company, and a stock option issued for advisory services. The Selling Stockholders may offer to sell any of the Common Stock covered by this Prospectus from time to time at prices and upon terms then obtainable in (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the National Association of Securities Dealers, Inc., (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, or (iv) a combination of any such methods of sale in each case at market prices. See "Plan of Distribution." The Selling Stockholders and certain broker-dealers who participate in sales of Common Stock covered by this Prospectus may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions paid or discounts or concessions allowed to any such broker-dealers by any person, any profits received from reselling the Common Stock covered by this Prospectus if any such broker-dealers purchase any such Common Stock as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act.
 The Selling Stockholders or purchasers of Common Stock will pay all discounts, commissions, and fees incurred in selling Common Stock covered by this Prospectus, except that the Company will bear all expenses incident to the registration and qualification of the Shares under the Securities Act, and state securities laws, on behalf of the Selling Stockholders. The Company will receive no proceeds from sales by the Selling Stockholders. See "Use of Proceeds."

     The Common Stock is traded on the Nasdaq OTC Bulletin Board under the symbol BALB. On January 20, 1997, the average of the bid and ask price of the Common Stock on the OTC Bulletin Board was $2.00 per share.
                              _____________________

THE SECURITIES OFFERED HEREBY ENTAIL CERTAIN RISKS WHICH SHOULD BE CONSIDERED BY INVESTORS. SEE "RISK FACTORS."
                              _____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              _____________________

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . . . . .  3

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

SELLING STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . .  8

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"). Such reports and other information concerning the Company may be inspected and copies may be obtained at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C., as well as the following regional offices: 75 Park Place, 14th Floor, New York, New York and 500 West Madison Street, Suite 1400, Chicago, Illinois. The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of the foregoing material can also be obtained at prescribed rates from the Public Reference Section of the Commission. Also, the Commission maintains a worldwide website that contains such materials of the Company at "http://www.sec.gov."

     The Company furnishes to its stockholders annual reports containing financial statements audited by its independent certified public accountants.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:

     1. Annual Report on Form 10-KSB for the Year Ended December 31, 1995, as amended;

     2. Quarterly Reports on Form 10-QSB for the Quarters Ended March 31, 1996, June 30, 1996 and September 30, 1996;

     3. Current Reports on Form 8-K dated October 9, 1996 and November 13, 1996; and

     4.   Registration on Form 8-A dated January 10, 1990.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, including any beneficial owner, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests shall be directed to Barringer Laboratories, Inc., 15000 West 6th Avenue, Suite 300, Golden, Colorado 80401, Attention: Charles E. Ramsay, Secretary (telephone number (303) 277-1687). The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the Incorporated Documents.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE

ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE COMPANY'S AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                   THE COMPANY

     Barringer Laboratories, Inc. (the "Company") is an analytical services company, principally engaged in analytical testing for the environmental and mineral exploration industries. The Company was incorporated under Delaware law on December 1, 1988. The Company's principal office is located at 15000 West 6th Avenue, Suite 300, Golden, Colorado 80401 (telephone (303) 277-1687). The Company also maintains a laboratory facility in Reno, Nevada, and a mineral sample preparation facility in Hermosillo, Sonora, Mexico.

     ENVIRONMENTAL ANALYTICAL LABORATORY SERVICES. From its laboratory in Golden, Colorado, the Company performs analytical testing services for governmental agencies, engineering consultants and industries involved in environmental monitoring programs and hazardous waste management. The market for the Company's services results primarily from its customers' need to comply with U.S. federal and state regulations that relate to environmental protection and the management and treatment of hazardous wastes. These customers typically rely on independent laboratories such as the Company for ongoing analysis and monitoring of such wastes.

     The Company provides a comprehensive range of laboratory analyses to detect and measure chemical contaminants and radioactive materials in samples of soil, water, air, industrial wastes and effluents, biological materials, and underground storage tanks. The types of laboratory testing performed include analysis of samples for such contaminates as pesticides, herbicides, PCBs and trace metals; hazardous waste characterization pursuant to the Resource Conservation and Recovery Act of 1976, as amended (I.E., characterization with regard to corrosivity, ignitability, reactivity, toxicity); clinical chemistry testing of body fluids and tissue analysis for trace metals, organics and radionuclides; and radioactivity analysis in a wide range of matrices, including water, soils and sediments, vegetation, produce and animal tissues. In addition, the Company has the capability to analyze co-contaminated wastes, a combination of hazardous wastes contaminated with radioactive materials. During 1995, the Company processed in its environmental laboratory in Golden over 30,000 samples for approximately 220 customers.

     MINERAL. The Company conducts its geochemical assays from its Reno mineral assay laboratory, which is equipped to perform precious metal fire assays, atomic absorption metal determinations and standard chemical procedures for mineral analysis. Cyanide leach tests for characterizing the metallurgical properties of gold ores are also carried out. Data handling in the laboratory is managed by the proprietary Laboratory Information Management System which provides customers with direct access to such data as soon as the analysis is complete. Over 195,000 samples were processed in 1995 in Reno's mineral laboratory for approximately 85 customers. The Company also has a satellite sample preparation facility in Hermosillo, Sonora, Mexico.

                                  RISK FACTORS

     THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, SHOULD BE CONSIDERED SPECULATIVE AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS WITH RESPECT TO THE COMPANY. THE HEADINGS ARE NOT INTENDED TO DESCRIBE FULLY THE RISKS, BUT ARE INTENDED TO ALERT PROSPECTIVE INVESTORS TO THE GENERAL SUBJECT MATTERS OF THE RISKS DESCRIBED.

SIGNIFICANT CUSTOMERS

     A substantial portion of the Company's sales are made to existing customers on a repeat basis. The Company's customers include public utilities, consulting and construction engineers, waste management companies, government agencies, oil refineries, mining companies and a variety of other industrial companies. One customer, MK-Ferguson, accounted for approximately 12% and 11% of the Company's sales in 1995 and 1994, respectively. The loss of material customers could have a materially adverse impact on the Company.

COMPETITION

     There are many independent analytical testing laboratories which compete for the environmental and hazardous waste testing business in the United States. The Company competes with a number of companies which have significantly greater resources. Many of these laboratories use similar equipment and processes as the Company. Competition is based not only on price, but also on reputation for accuracy and ability to respond rapidly. In addition, many industrial companies have their own in-house analytical testing capabilities. There are, for example, approximately 50 companies currently participating in the Environmental Protection Agency's Contract Laboratory Program. With respect to environmental testing, most of the Company's competitors are either privately owned or are a part of a larger organization. Among such competitors which may have greater resources, financial and other, are Thermo Analytical, Inc., Lockheed Analytical, and Quanterra Corporation.

DEPENDENCE ON KEY PERSONS

     The future success of the Company is highly dependent upon the efforts of certain of its executive officers and directors. Loss of any such persons would likely have an adverse impact on the Company. The Company does not have employment contracts with any of these persons nor does the Company have any life insurance on any of the lives of any of its executive officers or directors.

TRADING MARKET

     Presently, the Company's Common Stock trades in the OTC Bulletin Board under the trading symbol "BALB." This market is an automated quotation market, and is characterized by small issuers and a lack of significant or orderly trading volumes. These factors could lead to volatility and thin trading of the Company's Common Stock. The Company's long-term goal is to list its Common Stock on the Nasdaq SmallCap Market, although this result cannot be assured because the Company presently does not meet several of the required criteria.

NO DIVIDENDS

     The Company has not paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. The payment of future dividends and the amount thereof will depend upon the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors may consider relevant. The Company is a party to a line-of-credit agreement equal to 80% of eligible accounts receivable which prohibits the declaration or payment of cash dividends. This prohibition has the practical effect of restricting the payment of cash dividends on the Company's Common Stock. There can be no assurance that dividends will ever be paid.

BACKLOG

     The backlog of orders at December 31, 1995 and 1994 was $1,123,000 and $1,515,000, respectively. Certain contracts in the backlog of orders may be greater than a year due to customer control over the flow of samples. This is not indicative of sales in 1996. The level of backlog is not necessarily indicative of trends in the Company's business because of the objective of fulfilling customer's service requirements as quickly as possible. The majority of 1995 backlog is related to government funding. There can be no assurance that backlog orders will generate sales.

UNCERTAINTY OF GOVERNMENT CONTRACTS

     During 1995, the Company's environmental laboratory in Golden, Colorado, experienced a 41.3% increase over sales in 1994. Approximately 44% of 1995 and 40% of 1994 environmental sales were directly a result of analytical services provided under contracts relating to federal spending on environmental enforcement and environmental restoration. Due to the uncertainty surrounding the allocation of funds through the government budgeting process, there is no assurance that environmental sales resulting from government programs will continue in such amounts. For example, during the first six months of 1996, the Company experienced a significant slowdown in sales due to the uncertainty surrounding the allocation of funds through the government budgeting process. These uncertainties can cause wide swings in the Company's revenues and can lead to inconsistent sales levels. There can be no assurance that government contracts will be available in the future.

DEPENDENCE ON MINERAL INDUSTRY

     The Company's mineral testing is dependent upon the level of activity in the mineral industry, particularly the gold mining industry. Any slowdown in the mineral industry for whatever reason, including a drop in gold prices, would decrease the demand for testing services, which would likely in turn decrease the demand for the Company's mineral testing services. The Company is attempting to alleviate this risk by expanding services to other countries. However, there can be no assurance that the Company will be successful in this endeavor, or that it will not encounter significant risks often associated with doing business outside of the United States. In any event, the Company's services would still be negatively affected by a worldwide slowdown of the mineral industry or the gold mining industry.

AUTHORIZED PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock, par value $2.00 per share. The Board of Directors of the Company has the authority to divide the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any such series. To the extent that a series of Preferred Stock is established which bears a dividends, no dividends or other distribution (including share repurchases) may be made or declared with respect to Common Stock unless such dividend has been paid. The terms of a series of Preferred Stock established by the Company could adversely affect the rights of holders of the Common Stock. In addition, the ability of the Board of Directors to issue Preferred Stock could impede or deter unsolicited tender offers or takeover proposals regarding the Company. See "Description of Securities--Preferred Stock."

                                 USE OF PROCEEDS

     Since this Prospectus relates to the offering of shares by the Selling Stockholders, the Company will not receive any of the proceeds from the sale of the securities offered hereby.

                              SELLING STOCKHOLDERS

     The stockholders whose shares of Common Stock are covered by this Prospectus ("Selling Stockholders") are listed below. The amount of Common Stock to be reoffered or resold by each Selling Stockholder pursuant to this Prospectus, and any other person with whom each Selling Stockholder is acting in concert for the purposes of selling Common Stock, is limited by Rule 144(e) promulgated by the SEC under the Securities Act. Rule 144(e) prohibits reoffers and resales from exceeding, during any three-month period, the greater of (i) one percent of the Common Stock outstanding as shown by the most recent report or statement published by the Company, or (ii) the average weekly reported volume of trading in the Common Stock reported on the Nasdaq OTC Bulletin Board during the four calendar weeks preceding the date of receipt of the order to execute the transaction by the broker or the date of the execution of the transaction directly with a market maker.

     The following table sets forth certain information concerning the Selling Stockholders.

                               Beneficial            Number of      Beneficial
                               Ownership             Shares of      Ownership After
                               Before Offering       Common         Offering
Name and Address               (Number)         (%)  Stock Offered  (Number)         (%)
----------------               ---------------  ---  -------------  ---------------  ---
Randolph H. Ware(1)               30,000        1.8     10,000         20,000        1.2
2105 Kohler
Boulder, Colorado 80303

C.F. Wasser III(1)               141,438        8.5     10,000        131,438        8.0
12290 Chinchilla Court
Rosemont, Minnesota 55068

Anthony R. Barringer(1)           37,000        2.2     10,000        27,000         1.6
25060 Montane Drive West
Golden, Colorado 80401

John J. Harte(6)                  48,793        2.9     10,000        38,793        2.3
1028 Dairy Lane
Inverness, Illinois 60067

Robert H. Walker(2)               66,000        3.8     66,000(4)         --         --
15000 West 6th Avenue
Suite 303
Denver, Colorado 80401

Charles E. Ramsay(3)              12,800        nil     12,800(5)         --         --
15000 West 6th Avenue
Suite 303
Denver, Colorado 80401

Stanley Binder(6)                 10,000        nil     10,000            --         --
219 South Street
New Providence, NJ 07974

____________________

(1)  Director of the Company.

(2)  Director, President and Chief Executive Officer of the Company.

(3)  Chief Financial Officer of the Company.

(4) Does not include 39,000 shares of Common Stock underlying Incentive Stock Options which vest in part in May of 1997, 1998, 1999 and 2000.

(5) Does not include 15,200 shares of Common Stock underlying Incentive Stock Options which vest in part in May of 1997, 1998, 1999 and 2000.

(6)  Former director of the Company.

                              PLAN OF DISTRIBUTION

     The shares offered hereby on behalf of the Selling Stockholders are to be sold from time to time by means of (i) ordinary brokers' transactions, (ii) block transactions in accordance with the rules of the National Association of Securities Dealers, Inc., (iii) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus, or
(iv) a combination of any such methods of sale in each case at market prices.
In connection therewith, distributors' or sellers' commissions may be paid or allowed which will not exceed those customary in the types of transactions involved. Commissions may also be received from purchasers for whom brokers or dealers act as agents. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock with a par value of $.01 per share and 1,000,000 shares of Preferred Stock with a par value of $2.00 per share.

COMMON STOCK

     Each record holder of common shares is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Holders of outstanding common shares are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive ratably the net assets of the Company available to the stockholders. Holders of outstanding common shares have no preemptive, conversion, or redemptive rights, nor do they have cumulative voting rights in the election of directors. All of the issued and outstanding common shares are, and all unissued securities when offered and sold shall be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional common shares of the Company are issued, the relative interest of then existing stockholders may be diluted.

PREFERRED STOCK

     The Preferred Stock of the Company may be issued in one or more series as may be determined from time to time by the Board of Directors of the Company. The Board of Directors of the Company has authority, without a vote or other action by the stockholders, to fix the rights and preferences of each series of Preferred Stock, including dividend rights and preferences, rights and preferences upon liquidation, voting rights, conversion rights and rights relating to the redemption of shares. The Board of Directors of the Company has flexibility to increase and issue Preferred Stock for proper corporate purposes, including deterring takeover bids determined by the Board not to be in the best interests of the Company and its stockholders.

                                  LEGAL MATTERS

     The legality of the Common Stock offered hereby is being passed upon by Jones & Keller, P.C., Denver, Colorado.

                                     EXPERTS

     The consolidated financial statements incorporated by reference in this Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     1. Barringer Laboratories, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     a. the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995;

     b. the Company's Quarterly Reports on Form 10-QSB for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

     c. the Company's Current Reports on Forms 8-K dated October 9, 1996 and November 13, 1996;

     d. the description of the Common Stock, par value $.01 per share, of the Company set forth in the Registration Statement on Form 8-A, filed with the Commission on January 16, 1990, including any amendment or report filed for the purpose of updating such description; and

     e. all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

     2. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, and any or all other documents required to be delivered to employees of the Company pursuant to Rule 428(b) under the Securities Act. Written requests or requests by telephone for such copies, or additional information about the Incentive Stock Purchase Agreements, should be directed to Charles E. Ramsay, Barringer Laboratories, Inc., 15000 West 6th Avenue, Suite 300, Golden, Colorado 80401-5047, (303) 277-1687.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Generally, Delaware law permits a corporation to indemnify a person who was or is an officer, director, agent, or employee, or who serves at the corporation's request as an officer, director, agent, or employee, of another corporation, partnership, trust, joint venture, or other enterprise ("nominee"), who was, is, or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or nominee, but only if the person acted in good faith and reasonably believed that the conduct was in or at least not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, fines, settlements, and reasonable expenses actually incurred. Generally, an officer, director, agent, or employee of the corporation or nominee may not be indemnified, however, against judgments, fines, and settlements incurred in a proceeding in which the person is found liable to the corporation and may not be indemnified for expenses unless and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee, or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person. Under Delaware law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, regardless of whether the applicable law otherwise empowers the corporation to indemnify that person against such liability.

     Article Seventh of the Registrant's Articles of Incorporation grants the Company the power to indemnify officers, directors, employees, agents or any person who serves or has served at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent permitted by Delaware law.

     Section 1022(b)(7) of the Delaware General Corporation Law provides that the certificate of incorporation of a corporation governed by such act may contain:

     A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:
     (i) for any breach of the director's duty of loyalty to the corporation or its stockholder; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of this title [concerning unlawful dividend payments, stock purchases, or stock redemptions]; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     Article Eighth of the Registrant's Articles of Incorporation limits the liability of directors to the full extent provided by Delaware law.

     The Registrant also has a directors, officers and corporate liability policy with American International Specialty Lines Insurance Company under which Registrant and the Registrant's officers and directors are covered for losses arising from claims against the Registrant or such persons who held their official positions at the time of a "wrongful act" defined, in general, to be any actual or alleged: (1) error or misstatement; (2) misleading statement; (3) act or omission; or (4) breach of duty. As to the Registrant only, "wrongful acts" are limited solely to certain securities claims.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     The following documents are filed as a part of this registration statement. Where such filing is made by incorporation by reference to a previously filed report, such report is identified. See the Index to Exhibits included with the exhibits filed as a part of this report.

EXHIBIT   DESCRIPTION
-------   -----------
3.1A      Articles of Incorporation of the Registrant(1)

3.1B      Bylaws of the Registrant(1)

4.1       1989 Incentive Stock Option Plan of the Registrant.  Filed herewith.

4.2       Form of Non-Qualified Stock Option Agreement.  Filed herewith.

4.3       Rumler Stock Option Agreement dated April 17, 1996.  Filed herewith.

5.1       Opinion of Jones & Keller, P.C.  Filed herewith.

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1). Filed herewith.

23.2      Consent of BDO Seidman, LLP.  Filed herewith.

25.1      Power of Attorney (see signature page of this Registration
          Statement).
______________

1 Filed as the same exhibit number with Registration Statement No. 33-31626 on Form S-1, declared effective by the Securities and Exchange Commission on December 20, 1989 and incorporated herein by reference.

Item 9.  Undertakings.

     A.  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Golden and County of Jefferson, Colorado, on January 17, 1997.

                                   BARRINGER LABORATORIES, INC.

                                   By: /s/ Robert H. Walker
                                      --------------------------------------
                                        Robert H. Walker, President

                                POWER OF ATTORNEY

     Each individual whose signature appears below hereby designates and appoints Robert H. Walker and Charles E. Ramsay, and each of them, as such person's true and lawful attorneys-in-fact and agents (the "Attorneys-in-Fact") with full power of substitution and resubstitution, for each person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either Attorneys-in-Fact deems appropriate and to file each such amendment with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such Attorneys-in-Fact and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such Attorneys-in-Fact or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signatures                    Title                            Date
----------                    -----                            ----
/s/ Robert H. Walker          Director, President              January 17, 1997
---------------------------   and Chief Executive Officer
Robert H. Walker              (Principal Executive Officer)

/s/ Anthony R. Barringer      Director                         January 17, 1997
---------------------------
Anthony R. Barringer

/s/ Randolph H. Ware          Director                         January 17, 1997
---------------------------
Randolph H. Ware

/s/ C.F. Wasser               Director                         January 17, 1997
---------------------------
C.F. Wasser, III

/s/ J. Francis Lavelle        Director                         January 17, 1997
---------------------------
J. Francis Lavelle

/s/ R. Scott Asen             Director                         January 17, 1997
---------------------------
R. Scott Asen

/s/ John P. Holmes            Director                         January 17, 1997
---------------------------
John P. Holmes

/s/ Charles E. Ramsay         Chief Financial Officer,         January 17, 1997
---------------------------   Treasurer and Secretary
Charles E. Ramsay

                                INDEX TO EXHIBITS

EXHIBIT   DESCRIPTION
-------   -----------
4.1       1989 Incentive Stock Option Plan of the Registrant.  Filed herewith.

4.2       Form of Non-Qualified Stock Option Agreement.  Filed herewith.

4.3       Rumler Stock Option Agreement dated April 17, 1996.  Filed herewith.

5.1       Opinion of Jones & Keller, P.C.  Filed herewith.

23.1 Consent of Jones & Keller, P.C. (included in their opinion filed as Exhibit 5.1). Filed herewith.

23.2      Consent of BDO Seidman, LLP.  Filed herewith.

25.1      Power of Attorney (see signature page of this Registration
          Statement).